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                                                                     Exhibit 5.1

                                 May 13, 2002

eDiets.com, Inc.
3801 W. Hillsboro Boulevard
Deerfield Beach, Florida 33442

Ladies and Gentlemen:

     We have acted as counsel to eDiets.com, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statements on Form SB-2 (File no. 333-86894), as amended (the "Registration Statement"). The Registration Statement registers for resale by the selling stockholders indicated in the Registration Statement (the "Selling Stockholders") up to 9,586,906 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, including 3,869,418 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants, and a warrant to purchase 400,000 shares of Common Stock (collectively, the "Securities").

     In connection therewith, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, resolutions adopted by the Board of Directors of the Company providing, among other things, for the issuance of the Securities and the filing of the Registration Statement, and such other corporate documents and records, certificates of officers of the Company and of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion. We have also reviewed the relevant statutory provisions of the Delaware General Corporation Law and such other legal authority as we have deemed relevant.

     In rendering this opinion we have assumed that prior to the offering of any of the Securities, the Registration Statements, as then amended, will have become effective under the Securities Act of 1933, as amended.

     Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion the (i) the Securities currently held by the Selling Stockholders and registered by the Registration Statement are validly issued, fully paid and non-assessable and
(ii) the Securities to be obtained by the Selling Stockholders and registered by the Registration Statement, will be, when purchased or obtained by the Selling Stockholders in accordance with the terms of the agreements relating to the acquisition of such Securities, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ EDWARDS & ANGELL, LLP
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                                            EDWARDS & ANGELL, LLP